UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. __)

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☒	Definitive Information Statement

IFT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

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IFT CORPORATION
Quorum Business Center
718 South Military Trail
Deerfield Beach, Florida 33442

_____________________________________

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

_____________________________________

Dear Stockholder:

The purpose of this letter is to inform you that stockholders representing 75.06 % of our outstanding common stock on July 12, 2005, approved an equity incentive plan. The equity incentive plan was also approved by our Board of Directors. Such approval will be effective 20 calendar days after the date this letter and the accompanying Information Statement are mailed to you. Under Delaware law, our Restated Certificate of Incorporation, as amended, By-laws, and the rules of the American Stock Exchange (the “Exchange”), this consent will satisfy the stockholder approval requirement for the approval of the equity incentive plan.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Section 228 of the Delaware General Corporation Law (the "Delaware Law") provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding voting shares of stock entitled to vote thereon is required to approve the equity incentive plan. In order to eliminate the costs and management time involved in having a special meeting of stockholders and obtaining proxies and in order to effect the resolution as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

Pursuant to Section 228(e) of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting of the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the proposal.

The accompanying Information Statement is for informational purposes only. It describes why we took the action we did and contains other disclosures required by law in connection with stockholder approval of the equity incentive plan.

Please read the accompanying Information Statement carefully.

IFT CORPORATION

Michael T. Adams CEO

Deerfield Beach, Florida 33442
August 1, 2005

IFT CORPORATION
Quorum Business Center
718 South Military Trail
Deerfield Beach, Florida 33442

_____________________________________

INFORMATION STATEMENT

_____________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about August 5, 2005 to the stockholders of record of IFT Corporation at the close of business on July 11, 2005. This Information Statement is being sent to you for informational purposes only. No action is requested or required on your part.

This Information Statement is furnished by the board of directors of IFT Corporation. The terms “IFT”, “Company”, “we”, “us” or “our” refer to IFT Corporation, a Delaware corporation, unless the context indicates otherwise.

The Information Statement is being sent to stockholders of IFT to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to provide information to all stockholders in connection with action by written consent taken on July 12, 2005 by certain stockholders collectively owning 75.06 % of our outstanding shares as of the record date described below. Such action constitutes the approval and consent of stockholders representing a sufficient percentage of the total outstanding shares to approve the equity incentive plan. Accordingly, the action will not be submitted to the other stockholders of our Company for a vote. The written consent will be effective on August 25, 2005 or 20 calendar days after the date this Information Statement is first mailed to all stockholders in accordance with Rule 14c-2(b) of the Exchange Act, whichever occurs first.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

The board of directors fixed the close of business on July 11, 2005 as the record date for determining the stockholders entitled to receive this Information Statement pertaining to this action by written consent. As of the record date, there were 50,564,386 common shares outstanding. Each common share held as of the record date was entitled to one vote per share. We have no other voting securities outstanding. Approval of the equity incentive plan was obtained by written consent of the stockholders rather than at a duly called meeting of stockholders.

PRINCIPAL STOCKHOLDERS

The following table presents information concerning the beneficial ownership of our shares of common stock as of July 11, 2005 by each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock, each of our current directors, each of our current (and a former) executive officers and all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Percentage of beneficial ownership is based on 50,564,386 shares outstanding on July 11, 2005. Shares of common stock subject to vesting or options that are currently exercisable or exercisable, within 60 days of July 11, 2005, are considered outstanding and beneficially owned by the person granted the shares or holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information set forth in the table below is presented as of July 11, 2005.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Beneficially Owned of Class (1)	Amount and Nature of Rights To Acquire Beneficial Ownership (2) (3)	Total Amount Beneficially Owned Including Rights To Acquire Beneficial Ownership	Percent Beneficially Owned including Rights To Acquire Beneficial Ownership of Class (4)
Directors:
Richard J. Kurtz, Chairman of the Board	36,522,283	72.23%	—	36,522,283	72.23%
Duck Pond Road
Alpine, New Jersey 07620

Lt. Gen. Arthur J. Gregg, US Army (Ret)	38,500	*	—	38,500	*
Gilbert M. Cohen	13,297	*	—	13,297	*
Michael T. Adams (5)	1,375,376	2.72%	34,000	1,409,376	2.79%

Other Named Executive Officers:
Douglas J. Kramer	—	—	—	—	—
Charles R. Weeks	—	—	—	—	—
Dennis A. Dolnick (6)	—	*	3,180	3,180	*

All directors, and current, and a former, executive officers, listed above as a group (7)	37,949,456	75.06%	37,180	37,986,636	75.14%
_______________
*	Less than 1%
(1)	Based on 50,564,386 shares outstanding on July 11, 2005.
(2)
Represents common stock which the person has the right to acquire within 60 days after July 11, 2005. For current, and a former, executive officers, these shares may be acquired by continued employment and upon the exercise of vested stock options. For Mr. Adams, vesting of 8,000 shares scheduled to vest in 4,000 share increments at the end of the third and fourth quarters of 2005 as other compensation, was accelerated by the Board of Directors and issued on July 12, 2005, while 26,000 shares may be acquired upon the exercise of vested stock options; and Mr. Dolnick, 3,180 shares may be acquired upon the exercise of vested stock options. See also Footnote (3) below.

(3)
We issued an aggregate of 1,168,000 shares of restricted common stock pursuant to a one time grant under the Director Plan, which was approved by stockholders on May 28, 2002, to our Chairman of the Board, which vests at the end of each year after the effective date of the plan at the rate of 25% per year, of which 876,000 of these shares have vested to date and 292,000 more shares are scheduled to automatically vest on May 28, 2006. Additionally, we granted and issued (but did not count as outstanding pursuant to vesting provisions under the Director Plan) 72,000 shares of restricted common stock to current directors for Board fees pursuant to the Director Plan, which will automatically vest on the date of our next regularly scheduled annual stockholder meeting in 2006. See also Compensation of Directors and Executive Officers, Directors Compensation below.

(4)	Based on 50,601,566 shares deemed outstanding as of July 11, 2005 (Includes those shares in the “Amount and Nature of Rights to Acquire Beneficial Ownership” column).
(5)	Mr. Adams is also our CEO.
(6)	Information provided for Mr. Dolnick is up to the date of his resignation. Mr. Dolnick resigned as CFO and Treasurer on February 14, 2005 and as an employee on February 28, 2005.

MANAGEMENT

The following table provides information regarding our directors and executive officers as of July 11, 2005:

Directors

Richard J. Kurtz	64	Director since November 23, 1998
Chairman of the Board since February 8, 1999

Mr. Richard J. Kurtz has been president and chief executive officer of the Kamson Corporation, a privately held corporation, for the past 28 years. The Kamson Corporation has its principal executive offices located in Englewood Cliffs, New Jersey and currently owns and operates eighty one (81) investment properties in the Northeastern U.S. Mr. Kurtz is a graduate of the University of Miami and a member of its President's Club. Mr. Kurtz is also a member of the Board of Directors of Paligent, Inc., a publicly traded company on the NASD O-T-C bulletin board. Most notably, the Chamber of Commerce in Englewood Cliffs and the Boy Scouts of America chose him Man of the Year. Mr. Kurtz resides in Alpine, New Jersey and is currently Vice President and a member of the Board of Directors for the Jewish Community Center on the Palisades in Tenafly, New Jersey. He is also proud to be an elected member of the Board of Trustees and the Foundation Board for the Englewood Hospital and Medical Center of New Jersey as well as a member of the Board of Governors for the Jewish Home and Rehabilitation Center.

Lt. Gen. Arthur J. Gregg US Army (Ret.)	76	Director since February 21, 2000

Lt. Gen. Arthur J. Gregg, US Army (Ret.) has more than fifty-five years of distinguished professional experience, having held senior level management and command positions in the military and several executive positions in industry. During his career, through ongoing education and the nature of the positions he has held, General Gregg has developed a broad, keen and in-depth knowledge of business operations and management. His record of performance repeatedly demonstrates the ability to lead organizations to success including new businesses and turn around situations. Also, as a result of his extensive military and executive experience, he has considerable contacts and respect within federal government agencies and private industry. General Gregg continues an active schedule as a member of several corporate and academic boards. He chairs three of these boards. His education includes Harvard University, John F. Kennedy School of Government Concentrated Executive Program in National Security; Saint Benedict College Atchison, Kansas, Bachelor of Science in Business Administration (Summa cum Laude); Army War College, Carlisle Barracks, Pennsylvania, One-year graduate level college; Command and General Staff College, Fort Leavenworth, Kansas, One-year graduate level college.

Gilbert M. Cohen	73	Director since November 12, 2004

Mr. Gilbert M. Cohen was the co-founder, chief financial officer, and treasurer of The Kamson Corporation from 1969 to 2001. From 1960 to 1969, he was the treasurer of the Bruck Group, Four Companies - Subsidiaries of American Hospital Supply Corporation, a former New York Stock Exchange listed corporation. Mr. Cohen retired in 2001 and, on a voluntary basis, is a baseball coach for the Cavallini School in Upper Saddle River for the public school system. His professional memberships include the American Institute of CPAs and New York State Society of CPAs. Mr. Cohen received his B.A. in 1953 and B.S. in 1956 from Brooklyn College.

Michael T. Adams	40	Director since November 11, 2004
CEO since January 28, 2005

Mr. Michael T. Adams is the Chief Executive Officer of IFT since January 28, 2005. He was the President from August 1, 2003 and Executive Vice President and Corporate Secretary from March 1, 1999. Prior thereto, Mr. Adams held various officer capacities in IFT’s subsidiaries and was instrumental in the restructuring and establishment of operations in January 1997. He earned his Bachelor of Science degree in Business Administration in 1989, Master of Science degree in Business Administration in 1990 and Juris Doctor Degree in 1995, from Nova Southeastern University, located in Fort Lauderdale, Florida.

Executive Officers

Douglas J. Kramer	41	President and COO since January 28, 2005

President and Chief Operating Officer of IFT Corporation since January 28, 2005. Prior thereto, Mr. Kramer was employed by Foam Enterprises, Inc., a wholly-owned subsidiary of the BASF Corporation, which manufactures polyurethane foam systems for the construction and OEM markets. He held various positions at Foam Enterprises during his more than 7 years of employment. Mr. Kramer began in 1997 as western regional sales manager and immediately prior to joining IFT, was vice president of construction products. Mr. Kramer attended and studied Liberal Arts at Penn State University, New Kensington, Pennsylvania from 1982 to 1983 and Austin Community College and University of Texas from 1983 to 1986 in Austin, Texas.

Charles R. Weeks	38	CFO and Treasurer since February 25, 2005

Chief Financial Officer and Corporate Treasurer since February 25, 2005. Prior thereto, Mr. Weeks was the chief financial officer of Ad Management Systems, Inc. from September 2003 to January 2005; controller at Lodging.com from March 2002 to September 2003; and controller of Air Partner, PLC, a publicly listed company in England from November 2000 to January 2002. He graduated from Clemson University, Clemson, South Carolina, with a Bachelor of Science degree in Accounting in 1989. Mr. Weeks obtained his CPA certificate in Maryland, and is currently a member of both the MACPA and AICPA.

Dennis A. Dolnick resigned as CFO and Treasurer on February 14, 2005 and as an employee on February 28, 2005.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Each director who is not an employee is reimbursed for actual expenses incurred in attending our Board and committee meetings. We have a non-employee director incentive plan entitled Director Compensation Plan providing for the issuance of restricted common stock to non-employee directors for Board service fees and cash as retention fees (“Director Plan”), which was approved by our stockholders on May 28, 2002. Under the Director Plan, up to 1,600,000 shares of restricted common stock may be issued. The Board of Directors amended the Director Plan to include, in addition to automatic grants of restricted common stock, retention fees, payable on a quarterly basis, of $4,000, $7,000 and $10,000 per year for serving continuously on the Board for one, two and three or more years, respectively.

The Director Plan provides that each non-employee director who is then serving as a member of the Board shall automatically be granted an award consisting of a number of shares of our restricted common stock equal to: 48,000 shares for the Chairman of the Board, who is also a non-employee director; and 12,000 shares for other non-employee directors, upon initial election to the Board for a one year term (or a lesser amount prorated monthly if the initial election is for a shorter period), which restricted shares are subject to restrictions on transferability as well as a vesting schedule. In the event a recipient of a restricted stock award ceases to be a director for any reason other than death or total disability, any restricted shares of common stock which are then unvested are subject to forfeiture back to us. Once vested, the shares are no longer restricted from transferability pursuant to the terms of the Director Plan and are no longer subject to forfeiture by us upon termination of director status.

The Director Plan is intended to be a nondiscretionary plan for purposes of rules and interpretations of the SEC relating to Section 16 of the Exchange Act. Upon establishment of the Director Plan, in addition to the automatic grant of shares to non-employee directors, a one-time grant of 1,168,000 post split shares of restricted stock was approved for the Chairman of the Board, which recognized his personal cost for substantially funding us and acting as Chairman of the Board without adequate compensation over a three-year period prior to the establishment of the Director Plan. This one-time grant automatically vests at the end of each year after the effective date of the Director Plan at the rate of 25% per year. As of the date of this Information Statement, 876,000 shares have vested and 292,000 are scheduled to vest on May 28, 2006.

We do not consider the shares of restricted common stock granted and issued under the Director Plan as outstanding at the time of grant due to vesting provisions in the Director Plan. The shares of restricted common stock when granted are issued by us with a second restriction, held in our custody until such time that they are earned and vested, and then, when earned and vested, the number of earned and vested shares are delivered to the respective non-employee director. At June 30, 2005, there were 364,000 shares of restricted common stock granted and issued (but not treated as outstanding nor delivered) and 51,233 shares eligible for grant under the Director Plan. We paid $8,500 for retention fees for the first three quarters of 2005, of which $7,500 was for Lt. Gen. Gregg, US Army (Ret.) and $1,000 for Mr. Cohen. No retention fees were paid during 2004.

Executive Compensation

The following table shows the compensation for our CEO and other most highly paid current executive officers (including a former executive officer), referred to as “Named Executive Officers”, for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Award(s)	Securities Underlying Options (2)	All Other Compensation
Michael T. Adams (3)	2004	$90,000	$—	$17,471	$—	6,500	$—
CEO	2003	$93,375	$—	$22,213	$—	6,500	$—
	2002	$105,000	$—	$42,457	$—	6,500	$—

Dennis A. Dolnick	2004	$79,166	$—	$15,078	$—	—	$—
Former CFO and Treasurer (4)	2003	$—	$—	$—	$—	—	$—
	2002	$—	$—	$—	$—	—	$—
__________________
(1)
For 2004, the amounts disclosed in this column consist of: (a) an aggregate of 16,000 shares of restricted common stock issued and valued in the aggregate at $5,764 to our CEO, as other compensation, pursuant to an employment agreement; and (b) an aggregate of $26,785 perquisites, of which Mr. Adams and Mr. Dolnick received car allowances for $7,800 and $5,700, respectively, and health/dental insurance for $3,907 and $9,378, respectively.

(2)
These amounts consist of vested incentive stock options. At the beginning of 2002, we granted 26,000 incentive stock options to Mr. Adams under our Key Employee Stock Option Plan covering a four year period pursuant to a written employment agreement, which vest in 6,500 increments upon satisfying an Excess Revenue Formula. A total of 6,500 options remained unvested for Mr. Adams at the end of 2004. On July 12, 2005, the Board of Directors accelerated the vesting of the remaining 6,500 options.

(3)	As of December 31, 2004, Mr. Adams held 146,983 shares of restricted common stock valued at $39,685.
(4)	Resigned as CFO and Treasurer on February 14, 2005 and as an employee on February 28, 2005.

Stock Options, Option Grants, Exercises and Holdings

The following tables show the number of stock options granted and shares covered by both exercisable and non-exercisable stock options for the Named Executive Officers included in this Information Statement as of December 31, 2004. There were no stock option exercises or any “in-the-money” stock option values to report for any Named Executive Officers in fiscal 2004.

Option Grants in Last Fiscal Year

The following tables summarize the stock option activity for the Named Executive Officers during 2004.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees In Fiscal 2004	Exercise or Base Price Per Share	Expiration Date
Dennis A. Dolnick (1)	3,180	2%	$.95	3/16/2007
__________________
(1)	Resigned as CFO and Treasurer on February 14, 2005 and as an employee on February 28, 2005.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/04 (#)		Value of Unexercised In-the-Money Options at 12/31/04 ($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael T. Adams	—	—	19,500	6,500	—	—
Dennis A. Dolnick (1)	—	—	3,180	—	—	—
__________________
(1)	Resigned as CFO and Treasurer on February 14, 2005 and as an employee on February 28, 2005.

Employment Contracts and Termination of Employment and Change in Control Arrangements

In 2002, we entered into a long-term employment contract with our current CEO, Michael T. Adams, in his capacity at the time as Executive Vice President, which was superseded in 2005 (See Subsequent Events below). In 2004, we entered into an employment agreement with a former CFO (Mr. Dolnick), which was terminated when he resigned on February 14, 2005 (See Other Employment Agreement below).

Long Term Employment Contract

We agreed to continue to employ Mr. Adams for a period beginning on January 1, 2002 and ending December 31, 2005 (“2002 Agreement”). Under the 2002 Agreement, we had agreed to the following compensation: (i) annual base salary originally of $105,000, subject to annual review; (ii) an aggregate of 64,000 shares of restricted common stock as other compensation, subject to vesting in 4,000 share increments on a quarterly basis commencing on the effective date; (iii) incentive stock options to purchase 26,000 shares, at an exercise price equal to 100% of the fair market value of our common stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 6,500 per year and after the end of each fiscal year according to an Excess Revenue formula; (iv) eligibility to earn performance awards for a minimum aggregate of 34,000 shares of restricted Common Stock during the term of this agreement at a maximum of 8,500 shares during each calendar year; (v) a discretionary bonus; (vi) entitled to participate in medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans; and (vii) paid vacation, fringe benefits and perquisites. Mr. Adams reduced his salary to $90,000 for the 2004 year as part of a strategic organizational initiative. We did not establish any criteria for performance awards and no bonuses were paid to any executive officers during 2004. Mr. Adams did meet the Excess Revenue formula criteria to vest 6,500 stock options and received 16,000 shares of restricted common stock as other compensation during 2004. The 2002 Agreement was superseded in 2005 (See Subsequent Events below).

Other Employment Agreement

We entered into an employment agreement with Mr. Dolnick, a former CFO, effective on March 16, 2004, which terminated upon his resignation as CFO and Treasurer on February 14, 2005 and as an employee on February 28, 2005. During the time Mr. Dolnick was employed with us, his annual base salary was $100,000. Mr. Dolnick was eligible to earn an annual bonus of 5,000 shares of restricted common stock based on meeting certain corporate and individual goals (performance awards) pursuant to the 2002 Executive Incentive Plan. We did not establish any criteria for performance awards and no bonuses were paid to any executive officers during 2004. Mr. Dolnick was granted 3,180 incentive stock options covering the period beginning from his date of employment to December 31, 2004, and 4,000 stock options annually thereafter, pursuant to and in accordance with one of our stock option plans. The stock options, when granted, had an exercise price equal to 100% of the fair market value of our common stock as of the date of grant, and, subject to vesting, were exercisable at any time, in whole or in part, within 3 years of the date of grant. The stock options were subject to vesting after the end of each fiscal year according to an Excess Revenue formula. Mr. Dolnick met the Excess Revenue formula calculation at the end of the 2004 year and 3,180 stock options vested accordingly. Any remaining stock options under his agreement were canceled upon his resignation. No severance was paid to Mr. Dolnick upon his resignation.

Change in Control

We did not terminate any employment agreements in 2004 due to a change-in-control (See Subsequent Events below).

Subsequent Events

Employment Agreements

Michael T. Adams

We entered into an Executive Employment Agreement with Michael T. Adams, effective February 1, 2005 (“Adams Agreement”), which superseded and replaced his 2002 Agreement, to serve as CEO. Under the terms and conditions of the Adams Agreement, Mr. Adams agreed to work exclusively for us for a period beginning on the effective date of his agreement and ending on January 31, 2009. His compensation was comprised of an annual base salary of $108,750 and up to 1 Million shares of restricted common stock, subject to the Company meeting certain sales goal thresholds and gross profit margins as set forth in the Adams Agreement. The Company and Mr. Adams desired to make substantial amendments to the Adams Agreement which amendments taken together with the original agreement would have been too confusing and difficult to read and understand as a whole. As a result, we terminated the Adams Agreement and executed a new employment agreement with Mr. Adams on July 25, 2005 (“New Adams Agreement”). Under the terms and conditions of the New Adams Agreement, for a period beginning on July 25, 2005 through and including January 31, 2009, Mr. Adams is entitled to the following compensation and benefits: (a) Annual Base Salary of $108,750, reviewable annually; (b) Awards under equity or other plans or programs that we may from time to time, in our discretion, determine to put into effect; and (c) Transaction Bonus, as a long term cash-based incentive bonus, equal to one and one half percent (1½%), upon consummation of a Change in Control, of the “Transaction Value”, which means the aggregate consideration paid in respect of the Transaction, payable in one lump sum concurrent with the consummation of the Transaction, provided he is still employed by us.

Douglas J. Kramer

We entered into an Executive Employment Agreement with Douglas J. Kramer, effective January 28, 2005 (“Kramer Agreement”), to serve as President and COO. Under the terms and conditions of the Kramer Agreement, Mr. Kramer agreed to work exclusively for us for a period beginning on the effective date of his agreement and ending on January 31, 2007, with an automatic two (2) year extension. His compensation was comprised of a $50,000 signing bonus, an annual base salary of $300,000, which base salary was to automatically increase to $350,000 when he caused certain goals to be met (e.g. revenue and margin), and up to 2 Million shares of restricted common stock, subject to meeting certain sales goal thresholds and gross profit margins as set forth in the Kramer Agreement. The Company and Mr. Kramer desired to make substantial amendments to the Kramer Agreement which amendments taken together with the original agreement would have been too confusing and difficult to read and understand as a whole. As a result, we terminated the Kramer Agreement and execute a new employment agreement with Mr. Kramer on July 25, 2005 (“New Kramer Agreement”). Under the terms and conditions of the New Kramer Agreement, for a period beginning on July 25, 2005 through and including January 31, 2009, Mr. Kramer is entitled to the following compensation and benefits: (a) Annual Base Salary of $300,000, which will automatically increase to $350,000 when, during any calendar year of his employment term, he causes the Company to derive $6 Million in sales directly or indirectly by his efforts with a 25% gross profit margin (Gross profit margin is calculated by taking Gross Profit and dividing it by Total Sales Revenue); (b) Awards under equity or other plans or programs that we may from time to time, in our discretion, determine to put into effect; and (c) Transaction Bonus, as a long term cash-based incentive bonus, equal to three and one half percent (3½%), upon consummation of a Change in Control, of the Transaction Value (as defined above), payable in one lump sum concurrent with the consummation of the Transaction, provided he is still employed by us.

Charles R. Weeks

We entered into an Employment Agreement with Charles R. Weeks, effective February 25, 2005 (“Weeks Agreement”), to serve as CFO and Treasurer. Under the terms and conditions of the Weeks Agreement, Mr. Weeks agreed to work exclusively for us for a period beginning on the effective date of his agreement and ending on February 24, 2007. His compensation is comprised of an annual base salary of $125,000 and 5,000 incentive stock options per year, subject to meeting corporate and individual goals and objectives.

Letter Agreements

Roger C. Gregg

We entered into a Letter Agreement on July 25, 2005, with the Vice President of Retail Construction Products, Roger C. Gregg (“Gregg Agreement”), employed in our wholly-owned subsidiary, LaPolla Industries, Inc., which provides for a long term cash-based incentive bonus. Under the terms and conditions of the Gregg Agreement, for a period beginning on July 25, 2005 through and including May 31, 2009, Mr. Gregg will become eligible for a Transaction Bonus after he causes $10 Million in sales, directly or indirectly by his efforts, to occur, equal to one half of one percent (½%), upon consummation of a Change in Control, of the Transaction Value (as defined above), payable in one lump sum concurrent with the consummation of the Transaction, provided he is still employed by us.

Change in Control and Severance Arrangements

The employment agreements described above for Mr. Adams, Mr. Kramer and Mr. Weeks provide for certain benefits in the event of a Change in Control of our Company and termination without cause, due to a disability or death or following a change in control. In addition, our Director Compensation Plan and the Equity Incentive Plan described elsewhere in this Information Statement, contain provisions for the accelerated vesting of benefits upon a Change in Control of the Company.

Change in Control

As used in the aforementioned current agreements and plans, a "Change in Control" means an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred. An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. The sole exception to Change in Control and Ownership Change Event as described above shall be any Change in Control that may result from the death or incapacity of Richard J. Kurtz wherein his interest is transferred to his heirs only. In such event for the purposes hereof, no Change in Control or Ownership Change Event shall be deemed to have occurred.

For Mr. Adams, Mr. Kramer and Mr. Gregg (subject to eligibility), if we undergo a Change in Control, each of them is entitled to a Transaction Bonus equal to 1 ½ %, 3 ½ %, and ½ %, respectively, of the Transaction Value, provided the named person is still employed by us. Additionally, For Mr. Adams, Mr. Kramer, Mr. Weeks and Mr. Gregg, pursuant to their option agreements (Refer to Approval of the Equity Incentive Plan, New Plan Benefits), in the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any of them, either assume our rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiror's stock. In the event the Acquiror elects not to assume or substitute for outstanding Options in connection with a Change in Control, we will provide that any unexercised and/or unvested portions of outstanding Options be immediately exercisable and vested in full as of the date 30 days prior to the date of the Change in Control. Any Options which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control will terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

Termination Without Cause

If Mr. Adams’, Mr. Kramer’s or Mr. Weeks’ employment is terminated by us without “cause”, each is entitled to (i) an amount equal to 6, 4 and 2 months, respectively, annual base salary paid in equal monthly installments, (ii) the product of (I) any Awards which each can show that he reasonably would have received had he remained in such executive capacity with us through the end of the calendar year or 6, 4 or 2 months, respectively, after the date of termination, whichever is greater, in which occurs his date of termination, multiplied by (II) a fraction, the numerator of which is the number of days in the calendar year in which the date of termination occurs through the date of termination and the denominator of which is 365, but only to the extent not previously vested, exercised and/or paid, (iii) for 6, 4 or 2 months, respectively, following the date of termination, we will continue to provide medical and dental benefits only to each of them on the same basis as such benefits are provided during such period to our senior executive officers; provided, however, that if our welfare plans do not permit such coverage, we will provide each of them the medical benefits (with the same after tax effect) outside of such plans, and (iv) to the extent not theretofore paid or provided, we will timely pay or provide to each of them any other amounts or benefits which each is entitled to receive through the date of termination under any plan, program, policy or practice, or contract or agreement, including accrued vacation to the extent unpaid.

Termination Due to Disability or Death

If we terminate Mr. Adams or Mr. Kramer due to a disability or death, either of them or their estate will be entitled to an amount equal to 6 or 4 months’ Salary, respectively, and any other accrued compensation, plus such additional benefits, if any, as may be approved by the Company’s Board of Directors.

Termination Following Change in Control

For Mr. Adams and Mr. Kramer, if our Company or any successor terminates either of their agreements at any time during the employment period following a Change in Control of the Company: (a) each will be entitled to an amount equal to the Salary which would otherwise be payable over the remaining term of his respective agreement; and (b) any outstanding Awards (including substituted shares of the acquiring or surviving company in the case of a merger or acquisition) held by him or other benefits under any plan or program, which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no members of the Compensation Committee who were officers or employees of IFT or any of its subsidiaries during the 2004 fiscal year or currently, were formerly officers of IFT, or had any relationship otherwise requiring disclosure hereunder.

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to our equity compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance on an aggregated basis as of December 31, 2004.

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	115,321 (1)	$3.16	1,097,443 (2)
Equity Compensation Plans Not Approved by Security Holders	70,000 (3)	$3.36	16,000 (4)
Total	185,321	$3.23	1,113,443
_______________
(1)	The equity compensation plans include:
(i)
Key Employee Stock Option Plan. This plan was originally established as the 2000 Stock Purchase and Option Plan, which was approved by stockholders on June 20, 2000. The Board of Directors amended the 2000 Stock Purchase and Option Plan, effective December 31, 2004, changing its name to the Key Employee Stock Option Plan (“Key Employee Plan”), combining its terms and conditions with the 2002 Stock Option Plan (which was approved by stockholders on May 28, 2002), and eliminated consultants and directors from eligibility under the Key Employee Plan. Under the Key Employee Plan, either Incentive Stock Options or Nonstatutory Stock Options may be granted. Generally, the options may be exercised beginning one year from the date of grant and expire in two to five years. The Key Employee Plan provides for the grant of an aggregate of 825,000 options, which are exercisable for common stock. As of December 31, 2004, there were 406,450 options exercised, 115,321 options outstanding and there remain 303,229 options available for grant under the Key Employee Plan.

(2)	The equity compensation plans include:
(i)	Key Employee Stock Option Plan. See Footnote (1)(i) above.
(ii)
Director Compensation Plan. This plan was originally named the 2002 Non-Employee Director Restricted Stock Plan, which was approved by stockholders on May 28, 2002. The Board of Directors amended the 2002 Non-Employee Director Restricted Stock Plan, effective December 31, 2004, to among other things, change its name to the Director Compensation Plan (“Director Plan”). As of December 31, 2004, there were 652,767 shares of restricted common stock granted and issued (but not delivered nor treated as outstanding) and 141,447 shares remaining eligible for grant under the Director Plan. Refer to Compensation of Directors and Executive Officers, Director Compensation above for the material features of the Director Plan.

(3)	The equity compensation plans include:
(i)
Non-Plan Options. The Company grants restricted options from time to time for special circumstances ("Non-Plan Options"). The Company did not grant any Non-Plan Options during 2004. As of December 31, 2004, there were 50,000 Non-Plan Options exercised, 55,264 canceled/expired, and there remain 70,000 outstanding.

(4)	The equity compensation plan includes:
(i)
Long Term Employment Agreement. This amount includes the shares of restricted common stock remaining under a prior long term employment agreement between us and our CEO, entered into on January 1, 2002, which automatically vests in increments of 4,000 shares at the end of each calendar quarter and ending at the end of the 2005 year. As of July 12, 2005, the remaining 16,000 shares were vested and issued. See also Principal Stockholders table, footnote (2).

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As a result of the effectuation of the Equity Incentive Plan on August 25, 2005 or 20 calendar days after the date this Information Statement is first mailed to stockholders, 3,250,000 shares of common stock may be issued by us under the plan. These potential issuances may inure to all employees and especially to the benefit of executive officers. See Approval of the Equity Incentive Plan, New Plan Benefits below. Although the issuance of shares by us upon exercise of options will further result in a dilution of your percentage of ownership of the outstanding shares of our common stock, such issuances will cause an increase in the per share book value of our outstanding common stock. The effect of any dilution of percentage ownership or increase in book value cannot be determined until and only if any issuances actually occur. As of the date of this Information Statement, none of the options granted under the Equity Plan (as described in the table under the New Plan Benefits section below) are vested or exercisable. Notwithstanding the foregoing, if any of the options granted under the Equity Plan do vest and become exercisable and shares of common stock are issued by us, the total amount of shares of common stock outstanding will increase by the amount of such issuances and the percentage ownership of minority stockholders will decrease.

APPROVAL OF THE EQUITY INCENTIVE PLAN

SUMMARY OF THE EQUITY INCENTIVE PLAN

Introduction

Our Board of Directors approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's common stock for action by written consent, the Equity Incentive Plan (the “Equity Plan”). On July 12, 2005, four stockholders owning greater than a majority of the outstanding shares of common stock approved the proposed Equity Plan by action taken by written consent without a meeting in accordance with Delaware Law. No further vote of our stockholders is required. Such approval will be effective 20 calendar days after the date this Information Statement letter and the accompanying letter are mailed to all stockholders. The Equity Plan is intended to replace the Key Employee Stock Option Plan and no further awards will be granted under the Key Employee Stock Option Plan upon effectiveness of the Equity Plan. The Board believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the most qualified candidates for the Company. The Board expects that the Equity Plan will be an important factor in attracting and retaining the high caliber employees and consultants essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

The Equity Plan is also designed to preserve our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the Equity Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the CEO or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with awards of Stock Options or, in some instances Stock Bonuses, under the Equity Plan to qualify as "performance-based" within the meaning of Section 162(m), the Equity Plan limits the sizes of such awards as further described below. While we believe that compensation in connection with such awards under the Equity Plan generally will be deductible by us for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of Stock Bonuses may not qualify as "performance-based." The Equity Plan provides, among other things, eligibility requirements for participation in the Equity Plan, financial performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made subject to certain awards, and the other material terms of the awards described below.

Currently, we maintain the Key Employee Stock Option Plan (the “Predecessor Plan”), which will be replaced upon the effectiveness of the Equity Incentive Plan. The Predecessor Plan was originally established as the 2000 Stock Purchase and Option Plan, which was approved by stockholders on June 20, 2000. The Board of Directors amended the 2000 Stock Purchase and Option Plan, effective December 31, 2004, changing its name to the Key Employee Stock Option Plan, combining its terms and conditions with the 2002 Stock Option Plan, which was approved by stockholders on May 28, 2002, and eliminated consultants and directors from eligibility under the Key Employee Plan. Under the Predecessor Plan, either Incentive Stock Options or Nonstatutory Stock Options may be granted. Generally, the options may be exercised beginning one year from the date of grant and expire in two to five years. The Predecessor Plan provides for the grant of an aggregate of 825,000 options, which are exercisable for common stock. As of December 31, 2004, there were 406,450 options exercised, 115,321 options outstanding and 303,229 options available for grant under the Key Employee Plan. The Predecessor Plan continues until the earlier of (i) its termination by the Board, (ii) the date on which all of the shares available for issuance have been issued and restrictions on issued shares have lapsed or (iii) June 30, 2010. As of July 11, 2005, options to purchase 118,368 shares of common stock were outstanding and 293,682 shares remained available for grant under the Predecessor Plan.

Upon the effectiveness of the Equity Plan, we will not grant any further awards under the Predecessor Plan. The number of shares of our common stock authorized for issuance under the Equity Plan will not include the aggregate number of 293,682 shares remaining available for grant but will include the aggregate number of 118,368 shares subject to options outstanding under the Predecessor Plan. Any of the 118,368 shares subject to options outstanding under the Predecessor Plan that expire or terminate unexercised will automatically become available for issuance under the Equity Plan. As of July 11, 2005, there were 293,682 shares available for grant under the Predecessor Plan which will be canceled and 118,368 shares subject to options outstanding under the Predecessor Plan, which could become available for issuance under the Equity Plan to the extent that these options expire or terminate unexercised. In light of historical usage and expected future grants, we anticipate that the number of shares available for grant under the Equity Plan will be adequate to meet our foreseeable requirements during the next year.

Summary of Equity Plan

The following summary of the Equity Plan is qualified in its entirety by the specific language of the Equity Plan, a copy of which is included as Appendix A.

General. The purpose of the Equity Plan is to provide an incentive program that will enable us to attract and retain employees upon whose judgment, interest and contributions our success is dependent and to provide them with an equity interest in our success in order to motivate superior performance. We will provide these incentives through the grant of stock options and stock bonuses.

Shares Subject to Plan. Subject to adjustment as described below, we may issue a maximum of 3,250,000 shares of common stock under the Equity Plan (the "Share Reserve"). The Share Reserve incorporates the aggregate number of shares subject to outstanding awards under the Predecessor Plan as of July 11, 2005. The Share Reserve available for grant under the Equity Plan determined at any time will be reduced by the number of shares of stock issued after July 11, 2005 previously granted under the Predecessor Plan and the number of shares of stock then subject to awards outstanding under the Predecessor Plan. The Predecessor Plan will be terminated and we will not make any further awards under it following the effectiveness of the Equity Plan. The terms of the Equity Plan restrict the maximum number of shares of stock that may be issued pursuant to stock bonuses to 1,000,000 shares and stock options per person per year to 2,000,000 shares. If any award granted under the Equity Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by IFT, any such shares subject to a terminated or reacquired award will again become available for issuance under the Equity Plan. Appropriate adjustments will be made to the Share Reserve, to the other numerical limits on awards described in the Equity Plan and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, or exchange of shares or similar change in our capital structure that has a material effect on the fair market value of our common stock.

Administration. The Equity Plan will be administered by the Compensation Committee or other committee of the Board duly appointed to administer the Equity Plan and having such powers as specified by the Board, which consists of at least two directors, each of whom is both a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code. Subject to the provisions of the Equity Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations required by Section 162(m) and the express language in the Equity Plan that prohibits repricing, amend, modify, extend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Committee may establish rules and policies for administration of the Equity Plan and adopt one or more forms of agreement to evidence awards made under the Equity Plan. The Committee interprets the Equity Plan and any agreement used under the Equity Plan, and all determinations of the Committee will be final and binding on all persons having an interest in the Equity Plan or any award issued under the Equity Plan.

Prohibition of Option Repricing. The Equity Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for either the cancellation of outstanding options in exchange for the grant of new options at a lower exercise price or the amendment of outstanding options to reduce the exercise price.

Eligibility. Under the Equity Plan, we may grant awards to employees (including executive officers) of the Company, which includes any subsidiary corporation. We may grant incentive stock options and nonstatutory stock options and stock bonuses to employees under the Equity Plan. As of July 12, 2005, we had a total of 32 employees (includes executive officers) that are eligible to participate in the Equity Plan.

Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year options which cover in the aggregate more than 2,000,000 shares. Each option granted under the Equity Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Equity Plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant. The Equity Plan provides that the option exercise price may be paid in cash, by check or cash equivalent; tender of written consent to accept a reduction in the number of shares of stock to which the option relates; by means of a broker-assisted cashless exercise; to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee's surrender of a portion of the option shares to us. Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Equity Plan is eight years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. Subject to the term of the option, an option generally will remain exercisable for three months following the optionee's termination of service, except that if service terminates as a result of the optionee's death or disability, the option generally will remain exercisable for twelve months, or if service is terminated for cause, the option will terminate immediately. Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the Equity Plan may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement.

Stock Bonuses. Stock Bonuses may be granted under the Equity Plan upon such conditions as the Committee shall determine, including attainment of one or more performance goals. No monetary payment is required for receipt of shares pursuant to a stock bonus, the consideration for which is services rendered by the participant, except that the participant must furnish consideration in the form of cash or past services rendered having a value not less than the par value of the shares acquired. Stock Bonuses may be granted by the Committee subject to such restrictions for such periods as determined by the Committee and set forth in a written agreement between the Company and the participant, and the shares acquired pursuant to the award may not be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as the attainment of performance goals established by the Committee. Unless otherwise provided by the Committee, a participant will forfeit any shares acquired under a Stock Bonus as to which the restrictions have not lapsed prior to termination of service. Participants holding restricted stock will have the right to vote the shares and to receive all dividends and other distributions, except that any dividends or other distributions in shares will be subject to the same restrictions on transferability as the original award. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year Stock Bonuses for more than 100,000 shares subject to restrictions based on the attainment of performance goals. Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a "covered employee" within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant.

Change in Control. The Plan defines a "Change in Control" of the Company as any of the following events (or series of related events) in which the stockholders of the Company immediately prior to the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or the entity to which the assets of the Company were transferred: (i) the direct or indirect sale or exchange by the stockholders of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume all outstanding options and stock appreciation rights or substitute substantially equivalent options or rights for its stock. If the outstanding options and stock appreciation rights are not assumed or replaced, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vest in full. Any stock options which are not assumed in connection with a Change in Control or exercised prior to the Change in Control will terminate effective as of the time of the Change in Control. In addition, the Committee may provide in any stock award agreement for the acceleration of vesting of the award effective as of the date of the Change in Control.

Termination or Amendment. The Equity Plan will continue in effect until the first to occur of (i) its termination by the Committee or (ii) the date on which all shares available for issuance under the Equity Plan have been issued and all restrictions on such shares under the terms of the Equity Plan and the agreements evidencing awards granted under the Equity Plan have lapsed. The Committee may terminate or amend the Equity Plan at any time, provided that without stockholder approval the plan cannot be amended to increase the Share Reserve, change the class of persons eligible to receive incentive stock options or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

Summary of Federal Income Tax Consequences of the Equity Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the Equity Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of option exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise is subject to alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares purchased. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Bonuses. A participant acquiring a Stock Bonus generally will recognize ordinary income equal to the difference between the fair market value of the shares on the "determination date" (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a Stock Bonus, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

EQUITY INCENTIVE PLAN
Name and Position	Common Stock Underlying Options Granted (#) (1)		Exercise Base Price Per Share ($) (2)	Expiration Date	Dollar Value of Common Stock Underlying Options Granted ($) (3)
Michael T. Adams, CEO	400,000	(4)(5)	.67	7/11/2011	268,000
Douglas J. Kramer, President and COO	2,000,000	(4)(5)	.67	7/11/2011	1,340,000
Charles R. Weeks, CFO and Treasurer	40,000	(4)(5)	.67	7/11/2011	26,800
Roger C. Gregg, Vice President (6)	500,000	(4)(5)	.67	7/11/2011	335,000
Executive Group	2,940,000				1,969,800
_______________
(1)	These options were granted on July 12, 2005 subject to effectiveness of the Equity Plan.
(2)	The price reflects the closing price of our common stock as traded on the American Stock Exchange on July 12, 2005.
(3)	The value is calculated by multiplying the number of options in footnote (1) by the base price per share in footnote (2).
(4)	The vesting of these options is subject to the following sales goals (in millions - ‘M’) and gross profit margin (‘GPM’) performance criteria*:
(i)
For Mr. Adams, 80,000 options will vest for each sales goal threshold of $12 M, $18 M, $24 M, $30 M and $40 M met by the Company for a fiscal year, on a non-repetitive basis (e.g., once a sales goal threshold has been met during any fiscal year, that same sales goal threshold is not eligible to be used again to vest additional options for any other fiscal year), with a 25% gross profit margin.

(ii)
For Mr. Kramer, 480,000, 340,000, 340,000, 340,000 and 500,000 options, respectively, will vest for sales goals thresholds of $12 M, $18 M, $24 M, $30 M and $40 M, respectively, met by the Company for a fiscal year, on a non-repetitive basis (as described in footnote (4)(i)), with a 25% gross profit margin.

(iii)
For Mr. Weeks, 8,000 options will vest for each sales goal threshold of $12 M, $18 M, $24 M, $30 M and $40 M met by the Company for a fiscal year, on a non-repetitive basis (as described in footnote (4)(i)), with a 25% gross profit margin.

(iv)
For Mr. Gregg, 62,500 options will vest for each sales goal threshold of $5 M, $10 M, $15 M, $20 M, $25 M, $30 M, $35 M and $40 M met by Mr. Gregg (caused directly or indirectly by his efforts) for a fiscal year, on a non-repetitive basis (as described in footnote (4)(i)), with a 27.5% gross profit margin.

* The determination of whether or not a particular sales goal threshold and gross profit margin, including any adjustments thereto, if any, is met for a given year is made by the Compensation Committee based on the independent annual audited financial statements of the Company, as approved by the Audit Committee, and ratification and approval of such determination by the Board of Directors. The gross profit margin requirement may be decreased or waived entirely for an acquisition or merger or otherwise adjusted as determined by the Compensation Committee.
(5)
These options, when vested, are exercisable based on a 25% and 75% formula over declining annual periods beginning on February 1, 2005, January 28, 2005, February 25, 2005 and June 1, 2005, respectively, and ending on January 31, 2009, January 31, 2009, February 24, 2009 and May 31, 2009, respectively, for Mr. Adams, Mr. Kramer, Mr. Weeks and Mr. Gregg, respectively. To illustrate: Assume 80,000 of Mr. Adams’ options vest upon the Company meeting the $12 M sales goal threshold with a 25% GPM determined in accordance with footnote (4) on March 31, 2006 for the 2005 fiscal year, the options would be exercisable as follows: On March 31, 2006, 5,000 options; December 31, 2006, 5,000 options; December 31, 2007, 5,000 options; December 31, 2008, 5,000 options; and January 31, 2009, 60,000 options.

(6)	Vice President of Retail Construction Products in the Company’s wholly-owned subsidiary, LaPolla Industries, Inc.

Although we believe the Equity Plan is in the best interests of our stockholders in order to attract and retain qualified executive officers and key employees, since the Equity Plan authorizes the grant of options to purchase up to 3.25 Million shares of common stock, the future grant and exercise of the options would tend to dilute the percentage ownership of stockholders. Furthermore, the nature of the options is such that the options would be exercised at a time that we likely would be able to derive a higher price for our shares than the exercise price.

See Interested Persons in Matters to be Acted Upon for discussion of effects and benefits upon executive officers.

OTHER MATTERS

As of the date of this Information Statement, the Company knows of no other matters to be submitted.

By Order of the Board of Directors

Sharmeen Hugue Corporate Secretary

Deerfield Beach, Florida
August 1, 2005

Appendix A

IFT CORPORATION
EQUITY INCENTIVE PLAN

1.	Establishment, Purpose and Term of Plan.

1.1    Establishment. IFT Corporation, a Delaware corporation, hereby establishes the IFT Corporation Equity Incentive Plan ("Plan") effective as of July 12, 2005, the date of its approval by the stockholders of the Company ("Effective Date").

1.2    Purpose. The purpose of the Plan is to advance the interests of IFT Corporation and its subsidiaries (“Company”) and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options and Stock Bonuses.

1.3    Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the date the Plan is duly approved by the stockholders of the Company.

2.	Definitions and Construction.

2.1	Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    "Award" means any Stock Option or Stock Bonus granted under the Plan.

(b)    "Award Agreement" means a written agreement between the Company and a full time employee of the Company (a “Participant”) setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement" or a "Stock Bonus Agreement."

(c)    "Cause" means: (i) with respect to a Participant who is a party to a written employment agreement with the Company, as the case may be, which contains a "for cause" definition or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements; or (ii) in all other cases, as determined by the Administrator in its sole discretion, that one or more of the following has occurred: (A) any failure by a Participant to substantially perform his or her employment duties which shall not have been corrected within thirty (30) days following written notice thereof; (B) any engaging by such Participant in misconduct or, in the case of an officer Participant, any failure or refusal by such officer Participant to follow the directions of the Company's Board of Directors or Chief Executive Officer of the Company which, in either case, is injurious to the Company; (C) any breach by a Participant of any obligation or specification contained in the instrument pursuant to which an Option is granted; or (D) such Participant's conviction or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company.

(d)    "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(e)    "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder (the “Code”).

(f)    "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(g)    "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, subject to the following: (i) If, on such date, the Stock is listed on a national securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the American Stock Exchange or such other national securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the first day on which the Stock was so traded after the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(h)    "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(i)    "Insider" means an Officer, a member of the Board or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(j)    "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(k)    "Option" means the right to purchase Stock at a stated price for a specified period of time granted to a participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(l)    "Predecessor Plan" means, the IFT Corporation Key Employee Stock Option Plan.

(m)    "Service" means a Participant's employment with the Company as an Employee. Unless otherwise determined by the Board, a Participant's Service shall be deemed to have terminated if the Participant ceases to render service to the Company. However, a Participant's Service shall not be deemed to have terminated merely because of a change in the Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Participant's Service shall be deemed to terminate on the ninety-first (91st ) day of the leave unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

(n)    "Stock" means the common stock of IFT Corporation, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(o)    "Stock Bonus" means Stock granted to a Participant pursuant to Section 7 of the Plan.

(p)    "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Section 422(b)(6) of the Code.

2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.	Administration.

3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation (“Rule 16b-3”).

3.3    Committee Complying with Section 162(m). If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.4    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b)    to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)	to determine the Fair Market Value of shares of Stock or other property;

(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)    to approve one or more forms of Award Agreement;

(f)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(g)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

(h)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6    Option Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefore of new Options having a lower exercise price or (b) the amendment of outstanding Options to reduce the exercise price thereof.

4.	Shares Subject to Plan.

4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 3,250,000, reduced at any time by the sum of (a) the number of shares subject to options granted pursuant to the Predecessor Plan which remain outstanding at such time and (b) the number of shares issued prior to such time and after the Effective Date of this Plan upon the exercise of options granted pursuant to the Predecessor Plan. Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.

4.2    Adjustments for Changes in Capital Structure. In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Limit set forth in Section 5.3(b), the Award limits set forth in Section 5.4 and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	Eligibility and Award Limitations.

5.1    Persons Eligible for Awards. Awards may be granted only to Employees of the Company.

5.2    Participation. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3    Incentive Stock Option Limitations.

(a)    Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company.

(b)    ISO Share Limit. Subject to adjustment as provided in Section 4.2, in no event shall more than 3,250,000 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan or the Predecessor Plan (the "ISO Share Limit").

(c)    Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Company, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than $100,000, the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3(c), options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3(c), such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3(c), the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, each portion shall be separately identified.

5.4	Award Limits.

(a)    Aggregate Limit on Stock Bonus Awards. Subject to adjustment as provided in Section 4.2, in no event shall more than one million (1,000,000) shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Stock Bonus Awards.

(b)    Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code (“Section 162(m)”).

(i)    Options. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options which in the aggregate are for more than two million (2,000,000) shares of Stock.

(ii)    Stock Bonuses. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Bonuses, subject to Vesting Conditions based on the attainment of Performance Goals, for more than one hundred thousand (100,000) shares of Stock.

6.    Terms and Conditions of Options. Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of eight (8) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate eight (8) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3    Payment of Exercise Price.

(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price; (iii) by tender to the Company of a written consent to accept a reduction in the number of shares of Stock to which the Option relates (“Reduced Number of Shares”), which Reduced Number of Shares, when ascribed a value, shall be equal to the exercise price of the balance of shares of Stock covered by the Option; (iv) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof.

(b)    Limitation on Form of Consideration. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4    Effect of Termination of Service. An Option shall be exercisable after a Participant's termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended (“Act”).

7.    Terms and Conditions of Stock Bonuses. Stock Bonuses shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Stock Bonus shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Stock Bonuses may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1    Grant. Stock Bonuses may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals. If either the grant of a Stock Bonus or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall use the following procedures:

(a)    Establishment of Performance Period, Performance Goals and Stock Bonus Formula. In granting each Stock Bonus, the Committee shall establish in writing the applicable Performance Period, Stock Bonus Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Stock Bonus Formula the final value of the Stock Bonus to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goal(s) and Stock Bonus Formula applicable to each Stock Bonus no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Stock Bonus Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Stock Bonus of the terms of such Award, including the Performance Period, Performance Goal(s) and Stock Bonus Formula.

(b)    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure").

(i)    Performance Measure. Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Measures shall be calculated with respect to the Company and each subsidiary consolidated therewith for financial reporting purposes or such division as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Stock Bonus shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Stock Bonus for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Stock Bonus. Performance Measures may be one or more of the following, as determined by the Committee: (a) growth in revenue; (b) operating margin; (c) gross margin; (d) operating income; (e) pre-tax profit; (f) earnings before interest, taxes and depreciation; (g) net income; (h) earnings per share; (i) return on stockholder equity; (j) return on net assets; (k) expenses; (l) return on capital; (m) market share; and (n) cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization.

(ii)    Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Stock Bonus determined under the applicable Stock Bonus Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

7.2    Purchase Price. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus, the consideration for which shall be services actually rendered to the Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Stock Bonus Award.

7.3    Vesting and Restrictions on Transfer. Shares issued pursuant to any Stock Bonus may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in section 7.1(b) (the "Vesting Conditions"), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the "Restriction Period") in which shares acquired pursuant to a Stock Bonus remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 9.1, or as provided in Section 7.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

7.4    Settlement of Stock Bonus.

(a)    Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Stock Bonus, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Stock Bonus Formula.

(b)    Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Stock Bonus held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on a leave of absence.

(c)    Notice to Participants. As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(d)    Payment in Settlement of Stock Bonus. As soon as practicable following the Committee's determination and certification in accordance with Section 7.4(a), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Stock Bonus. Payment of such amount shall be made in shares of Stock. The number of such shares shall be determined by dividing the final value of the Stock Bonus by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Stock Bonus may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 7.2. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 7.3 through 7.7.

7.5    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.3 and any Award Agreement, during the Restriction Period applicable to shares subject to a Stock Bonus, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Stock Bonus shall be immediately subject to the same Vesting Conditions as the shares subject to the Stock Bonus with respect to which such dividends or distributions were paid or adjustments were made.

7.6    Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Stock Bonus and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

7.7    Nontransferability of Stock Bonus Rights. Rights to acquire shares of Stock pursuant to a Stock Bonus may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant's guardian or legal representative.

7.8    Dividend Equivalents. In its discretion, the Committee may provide in the Award Agreement evidencing any Stock Bonus that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Stock Bonus Shares are settled or forfeited. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Stock Bonus Share as provided in Section 7.4.

8.    Standard Forms of Award Agreement.

8.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

8.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

9.    Change in Control.

9.1    Definition. "Change in Control" means an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred. An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. The sole exception to Change in Control and Ownership Change Event as described above shall be any Change in Control or Ownership Change Event that may result from the death or incapacity of Richard J. Kurtz wherein his interest is transferred to his heirs only. In such event for the purposes hereof, no Change in Control or Ownership Change Event shall be deemed to have occurred.

9.2    Effect of Change in Control on Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiror's stock. In the event the Acquiror elects not to assume or substitute for outstanding Options in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of outstanding Options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any Option that was permissible solely by reason of this Section 9.2 shall be conditioned upon the consummation of the Change in Control. Any Options which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

9.3    Effect of Change in Control on Stock Bonuses. The Committee may, in its discretion, provide in any Award Agreement evidencing a Stock Bonus that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Stock Bonus held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 9.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

10.    Compliance with Securities Law. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

11.    Tax Withholding.

11.1     Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the tax withholding obligations have been satisfied by the Participant.

11.2     Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

12.    Termination or Amendment of Plan. The Committee may terminate or amend the Plan at any time. However, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

13.    Miscellaneous Provisions.

13.1     Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

13.2     Rights as Employee. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, or interfere with or limit in any way any right of the Company to terminate the Participant's Service at any time. To the extent that an Employee of a subsidiary of IFT Corporation receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that IFT Corporation is the Employee's employer or that the Employee has an employment relationship with IFT Corporation.

13.3     Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

13.4      Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

13.5     Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

13.6     Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the IFT Corporation Equity Incentive Plan as duly adopted by the Board on July 12, 2005.

/s/ Sharmeen Hugue, Corporate Secretary
Corporate Secretary

Exhibit A

OPTION AGREEMENT

THE BOARD OF DIRECTORS of IFT Corporation authorized and approved the Equity Incentive Plan ("Plan"). The Plan provides for the grant of Options to employees of IFT Corporation and its subsidiaries (“Company”). Unless otherwise provided herein all defined terms shall have the respective meanings ascribed to them under the Plan.

1.    Grant of Option. Pursuant to authority granted to it under the Plan, the Administrator responsible for administering the Plan hereby grants to ______________________, as an employee of the Company (“Optionee”) and as of __________, _______ ("Grant Date"), the following Option: _______________. Each Option permits you to purchase one share of IFT Corporation’s common stock, $.01 par value per share ("Shares").

2.    Character of Options. Pursuant to the Plan, Options granted herein may be Incentive Stock Options or Non-Qualified Stock Options, or both. To the extent permitted under the Plan and by law, such Options shall first be considered Incentive Stock Options.

3.    Exercise Price. The Exercise Price for each Non-Qualified Stock Option granted herein is $ __________ per Share, and the exercise price for each Incentive Stock Option granted herein shall be $ _______ per Share [except that an Incentive Stock Option granted to a Ten Percent Owner shall be $_______ per Share].

4.    Exercisability. The exercisability of the Options granted hereby is subject to the following performance criteria and restrictions: ________________________________________________________________

5.    Term of Options. The term of each Option granted herein shall be for a term of up to ______ (___) years from the Grant Date, provided, however, that the term of any Incentive Stock Option granted herein to an Optionee who is at the time of the grant, a Ten Percent Owner, shall not be exercisable after the expiration of five (5) years from the Grant Date.

6.    Payment of Exercise Price. Options represented hereby may be exercised in whole or in part by delivering to the Company your payment of the Exercise Price of the Option so exercised (i) in cash, by check or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price; (iii) by tender to the Company of a written consent to accept a reduction in the number of shares of Stock to which the Option relates (“Reduced Number of Shares”), which Reduced Number of Shares, when ascribed a value, shall be equal to the exercise price of the balance of shares of Stock covered by the Option; (iv) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

7.    Limits on Transfer of Options. The Option granted herein shall not be transferable by you otherwise than by will or by the laws of descent and distribution, except for gifts to family members subject to any specific limitation concerning such gift by the Administrator in its discretion; provided, however, that you may designate a beneficiary or beneficiaries to exercise your rights and receive any Shares purchased with respect to any Option upon your death. Each Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your legal representative. No Option herein granted or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. Notwithstanding the foregoing, to the extent permitted by the Administrator, in its discretion, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended.

8.    Termination of Employment. If your employment is terminated with the Company, the Option and any unexercised portion shall be subject to the provisions below:

(a)    Upon the termination of your employment with the Company, to the extent not theretofore exercised, your Option shall continue to be valid; provided, however, that: (i) If the Participant shall die while in the employ of the Company or during the one (1) year period, whichever is applicable, specified in clause (ii) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than fifteen (15) months from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares specified by the Administrator in such Option; and (ii) If the employment of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant's retirement (at such age upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e) of the Code) or dismissal by the Company other than for cause (as defined below), and while such Participant is entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to one (1) year from the date of termination of the Optionee's employment by reason of retirement or dismissal other than for cause or disability, provided, that if the Optionee dies within such twelve (12) month period, subclause (i) above shall apply.

(b)    If you voluntarily terminate your employment, or are discharged for cause, any Options granted hereunder shall forthwith terminate with respect to any unexercised portion thereof.

(c)    If any Options granted hereunder shall be exercised by your legal representative if you should die or become disabled, or by any person who acquired any Options granted hereunder by bequest or inheritance or by reason of death of any such person written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Options.

(d)    For all purposes of the Plan, the term "for cause" shall mean "cause" as defined in the Plan or your employment agreement with the Company.

9.    Restriction; Securities Exchange Listing. All certificates for shares delivered upon the exercise of Options granted herein shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

10.     Adjustments. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 5 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

11.     Change in Control. In the event of a Change in Control (as defined in the Plan), the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiror's stock. In the event the Acquiror elects not to assume or substitute for outstanding Options in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of outstanding Options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any Option that was permissible solely by reason of this Section 11 shall be conditioned upon the consummation of the Change in Control. Any Options which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

12.     Amendment to Options Herein Granted. The Options granted herein may not be amended without your consent.

13.    Withholding Taxes. As provided in the Plan, the Company may withhold from sums due or to become due to Optionee from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the disposition of the Shares acquired by exercise of the Options in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or may require you to reimburse the Company in such amount.

IFT CORPORATION

Secretary	Date

OPTIONEE

Signature	Printed Name	Date